Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the accompanying Quarterly Report on Form 10-Q of Velocity Portfolio Group, Inc. for the period ended December 31, 2005, I, John C. Kleinert, President and Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q for the period ended March 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Quarterly Report on Form 10-Q for the period ended March 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Velocity Portfolio Group, Inc.

Dated: May 26, 2009	/s/	John C. Kleinert

John C. Kleinert, President and
Chief Executive Officer